Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-169151

$858+ million GE Capital Credit Card Master Note Trust 2011-3 * PRICED *

JOINT BOOKRUNNERS:  Citi, RBC (B&D)
CO-MANAGERS      :  JPM, Loop, Natixis

CLS  $AMT(mm)     WAL    M/F     E.FINAL   L.FINAL  BNCH+  SPREAD PRICE
===============================================================================
A   750.00       1.99  Aaa/AAA   09/16/13  09/15/16  1mL+     23        100.00000%
B   108.196721   1.99   A2/A+    09/16/13  09/15/16  1mL+     85    100.00000%
===============================================================================
* Expected Settle :  09/20/11        * Timing            :  Mon
* Expected Ratings:  Moodys & Fitch  * ERISA Eligible    :  Yes
* First Pay Date  :  10/17/11        * Class A Min Denoms:  $100k by $1k
* B&D             :  RBC             * Class B Min Denoms:  $100k by $1.00

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